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To:   Nuveen Investment Trust II

From: Nuveen Asset Management (the "Adviser")

Date: May 31, 2006

Re:   Temporary expense cap

This is to memorialize the Adviser's agreement with the Funds listed in the table below that the Adviser will waive fees and reimburse expenses of the Funds through November 30, 2009, in order to prevent total annual fund operating expenses-net (excluding 12b-1 distribution and service fees and extraordinary expenses) from exceeding the amounts set forth below of the average daily net assets of any class of fund shares of each Fund, subject to possible further reductions as a result of reductions in the complex-level fee component of the management fee.

                                              NUVEEN INVESTMENT TRUST II

                                              By: /s/ Jessica R. Droeger
                                                  -----------------------------
                                                         Vice President

Attest: /s/ Virginia O'Neal
        -------------------------
           Assistant Secretary

                                              NUVEEN ASSET MANAGEMENT

                                              By: /s/ Julia L. Antonatos
                                                  -----------------------------
                                                        Managing Director

Attest: /s/ Larry Martin
        -------------------------
           Assistant Secretary

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                                                             Temporary
                                                              Expense
Fund                                                           Limit
----                                                         ---------
Nuveen NWQ Global All-Cap Fund..............................   1.55%
Nuveen Santa Barbara Growth Opportunities Fund..............   1.50%
Nuveen Santa Barbara Growth Fund............................   1.40%
Nuveen Santa Barbara Dividend Growth Fund...................   1.30%
Nuveen Symphony All-Cap Core Fund...........................   1.15%
Nuveen Symphony Mid-Cap Core Fund...........................   1.15%
Nuveen Symphony Small-Mid Cap Core Fund.....................   1.25%
Nuveen Symphony Large-Cap Value Fund........................   1.05%